UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 2, 2021
Life Time Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40887	47-3481985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2902 Corporate Place
Chanhassen, Minnesota 55317
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 947-0000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	LTH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 2, 2021, Life Time, Inc. (the “Borrower”) and certain of its wholly owned subsidiaries, each of which is a wholly owned subsidiary of Life Time Group Holdings, Inc. (the “Company”), entered into that certain Ninth Amendment to Credit Agreement (the “Amendment”), which amended its existing credit agreement (as amended and restated, the “Credit Agreement”).
Among other things, the Amendment provides for (i) an increase in the commitments under the revolving credit facility to $475 million, and (ii) an extension of the maturity of the revolving credit facility to December 2, 2026, except that the maturity will be (a) September 22, 2024 if the Borrower has not refinanced or amended in a manner set forth in the Amendment its outstanding term loan facility by such date, (b) October 16, 2025 if the Borrower has at least $100 million remaining outstanding on its senior secured notes on such date and (c) January 14, 2026 if the Borrower has at least $100 million remaining outstanding on its senior unsecured notes on such date.
Loans under the revolving credit facility will continue to bear interest at a floating rate per annum of, at the Borrower’s option, LIBOR plus an applicable margin of 4.25% or a base rate plus 3.25%. The applicable margins will decrease to 4.00% and 3.50%, with respect to LIBOR-based loans, and 3.00% and 2.50%, with respect to base rate loans, in each case upon achieving certain first lien net leverage thresholds as provided in the Amendment.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Ninth Amendment to the Credit Agreement, dated as of December 2, 2021, by and among LTF Intermediate Holdings, Inc., Life Time, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Time Group Holdings, Inc.

Date: December 6, 2021	By:	/s/ Thomas E. Bergmann
Thomas E. Bergmann
President and Chief Financial Officer
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